EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Kunal K. Singh, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the JPMDB Commercial Mortgage Securities Trust 2017-C7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, K-Star Asset Management LLC, as Special Servicer, Wells Fargo Bank, National Association, as Trustee and Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Pentalpha Surveillance LLC, as Operating Advisor, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Wells Fargo Bank, National Association, as Primary Servicer for the 245 Park Avenue Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the 245 Park Avenue Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the 245 Park Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 245 Park Avenue Mortgage Loan, BellOak, LLC, as Operating Advisor for the 245 Park Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 245 Park Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 245 Park Avenue Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the EIP Logistics Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the EIP Logistics Portfolio Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the EIP Logistics Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the EIP Logistics Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the EIP Logistics Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the EIP Logistics Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the EIP Logistics Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the EIP Logistics Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Starwood Capital Group Hotel Portfolio Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Starwood Capital Group Hotel Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the General Motors Building Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the General Motors Building Mortgage Loan on and after March 1, 2025, Green Loan Services LLC, as Special Servicer for the General Motors Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for the General Motors Building Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the General Motors Building Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the General Motors Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the General Motors Building Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Treeview Industrial Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Treeview Industrial Portfolio Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Treeview Industrial Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Treeview Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Treeview Industrial Portfolio Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Treeview Industrial Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Treeview Industrial Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Treeview Industrial Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Torre Plaza Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Torre Plaza Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the Torre Plaza Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Torre Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Torre Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Torre Plaza Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Torre Plaza Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Torre Plaza Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the First Stamford Place Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the First Stamford Place Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the First Stamford Place Mortgage Loan, Wilmington Trust, National Association, as Trustee for the First Stamford Place Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the First Stamford Place Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the First Stamford Place Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the First Stamford Place Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the First Stamford Place Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the Lightstone Portfolio Mortgage Loan prior to March 1, 2025, Trimont LLC, as Primary Servicer for the Lightstone Portfolio Mortgage Loan on and after March 1, 2025, Argentic Services Company LP, as Special Servicer for the Lightstone Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Lightstone Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lightstone Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Lightstone Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Lightstone Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lightstone Portfolio Mortgage Loan.

Dated: March 19, 2026

/s/ Kunal K. Singh

Kunal K. Singh

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)